UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

Washington Banking Company
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-24503 (Commission File Number)	91-1725825 (I.R.S. Employer Identification Number)

450 SW Bayshore Drive
Oak Harbor, WA 98277
(Address of principal executive offices) (Zip Code)

(360) 679-3121
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

(a)           On May 19, 2011, Washington Banking Company held its annual meeting of shareholders.

(b)           At the annual meeting, shareholders approved each of the following matters, with the votes on each matter as set forth below:

MATTER	VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON- VOTES
Amendment to Articles of Incorporation to declassify board of directors	13,486,543	193,731	18,874	-
Advisory vote on executive compensation.	11,839,916	172,277	89,545	1,597,410
Ratification of auditor appointment.	13,520,849	155,758	22,541	-

MATTER	ANNUAL	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	BROKER NON- VOTES
Advisory vote on frequency of execution compensation vote	10,865,145	200,944	801,849	233,800	1,597,410

The following directors, who constituted the nominees standing for election at the annual meeting, were elected at the meeting by the votes indicated:

DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Jay T. Lien	11,804,607	297,131	1,597,410
Gragg E. Miller	11,854,635	247,103	1,597,410
Anthony B. Pickering	11,824,128	277,610	1,597,410
Robert T. Severns	11,901,968	199,770	1,597,410
John L. Wagner	11,815,914	285,824	1,597,410
Edward J. Wallgren	11,634,401	467,337	1,597,410

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON BANKING COMPANY
Dated: May 23, 2011	By: /s/ Richard Shields Richard A. Shields EVP and Chief Financial Officer